SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 5, 2004

                                  VENTAS, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)



   Delaware                        1-10989                       61-1055020
 ------------                    -----------                     ----------
(State or other               (Commission File                 (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)


         10350 Ormsby Park Place, Suite 300, Louisville, Kentucky 40223
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            (Address of principal executive offices)          (Zip Code)

                                 (502) 357-9000
                                 --------------
              (Registrant's telephone number, including area code)

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Item 2. Acquisition or Disposition of Assets.
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     On February 5, 2004, Ventas, Inc. ("Ventas") consummated the acquisition
(the "Acquisition") of ElderTrust ("ElderTrust") pursuant to the terms of the previously disclosed Agreement and Plan of Merger, dated November 19, 2003 (the "Merger Agreement"), among Ventas, Ventas Sub, LLC, a wholly owned direct subsidiary of Ventas (the "Merger Sub"), and ElderTrust. Pursuant to the Merger Agreement, the Merger Sub was merged (the "Merger") with and into ElderTrust, with ElderTrust surviving the Merger as a wholly owned direct subsidiary of Ventas.

     As a result of the Merger, each common share of beneficial interest, par value $.01 per share ("ElderTrust Common Shares"), of ElderTrust issued and outstanding immediately prior to the Merger was automatically converted into the right to receive $12.50 per share in cash, without interest (the "Merger Consideration"). In addition, all outstanding options to purchase ElderTrust Common Shares ("ElderTrust Options"), whether or not then exercisable or vested, were cancelled as of the time of the Merger and each holder of an ElderTrust Option received the Merger Consideration less the exercise price of the applicable ElderTrust Option. Further, each outstanding ElderTrust distribution equivalent right was cancelled as of the time of the Merger and each holder of such distribution equivalent rights was paid an amount in cash equal to his or her accrued and unpaid distribution equivalents as of the time of the Merger.

     Concurrent with the consummation of the Merger, Ventas also purchased all of the outstanding limited partnership units in ElderTrust Operating Limited Partnership, the operating subsidiary of ElderTrust ("ETOP"), directly from the unitholders at a price per unit equal to the Merger Consideration, other than 31,455 Class C Units in ETOP (which will remain outstanding).

     The total consideration for the Acquisition was approximately $184 million, including the assumption by Ventas of certain outstanding indebtedness of ElderTrust's subsidiaries. Ventas funded the approximately $101 million cash portion of the consideration from cash on hand at Ventas, cash on hand at ElderTrust at the time of the Merger and borrowings under the Ventas' Second Amended and Restated Credit, Security and Guaranty Agreement, dated as of April 17, 2002, among Ventas and certain of Ventas' subsidiaries, Bank of America, N.A., as Issuing Bank for the Letters of Credit thereunder, Bank of America, N.A., as Administrative Agent, UBS Warburg LLC, as Syndication Agent and the lenders identified therein, as amended.

     The purchase price for the Acquisition was determined through arms-length negotiation between Ventas and ElderTrust.

     The Acquisition adds nine assisted living facilities, one independent living facility, five skilled nursing facilities, two medical office buildings and one financial office building to Ventas' portfolio of assets. Ventas intends to continue to devote such facilities to their respective present uses.

     Prior to the execution of the Merger Agreement, neither Ventas nor any of its affiliates, nor any director or officer of Ventas or any associate of any such director or officer, had any material relationship with ElderTrust.

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     The description of the Merger Agreement contained in this Current Report on
Form 8-K is qualified in its entirety by reference to the text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this Current Report on Form 8-K.

                           FORWARD-LOOKING STATEMENTS

     This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, FFO, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements entered into by the Company and Kindred at the time of the Company's spin off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy and the Company's ability to identify, consummate and integrate diversifying acquisitions or investments, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in

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which the Company may, from time to time, compete, (k) the ability of the
Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company's interest rate swap agreement,
(m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (n) final determination of the Company's taxable net income for the year ending December 31, 2003, (o) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, and (p) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities. Many of such factors are beyond the control of the Company and its management.

Item 7. Financial Statements and Exhibits.
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     (a) Financial statements of businesses acquired.

          Any required financial statements will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

     (b) Pro forma financial information.

          Any required pro form financial information will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

     (c) Exhibits:

          2.1 Agreement and Plan of Merger by and among Ventas, Inc., Ventas Sub, LLC and ElderTrust dated as of November 19, 2003 (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Ventas, Inc. on November 21, 2003).

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VENTAS, INC.
                                        (Registrant)
Date: February 19, 2004
                                        By: /s/ T. Richard Riney
                                            ------------------------------
                                            Name:  T. Richard Riney
                                            Title: Executive Vice President and
                                                   General Counsel